Exhibit 10.24

CONVERTIBLE PROMISSORY NOTE

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND ARE SUBJECT TO THE TERMS AND PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”) OF THE CORPORATION AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME) A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED TO THE STOCKHOLDER ON REQUEST TO THE SECRETARY OF THE CORPORATION.

ARTICLE NINTH OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION (“ARTICLE NINTH”) PROVIDES THAT, SUBJECT TO CERTAIN EXCEPTIONS, FOR SO LONG AS THE CORPORATION SHALL CONTROL THE MIAMI INTERNATIONAL SECURITIES EXCHANGE, LLC, (A) NO PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, MAY OWN, DIRECTLY OR INDIRECTLY, OF RECORD OR BENEFICIALLY SHARES OF STOCK OF THE CORPORATION CONSTITUTING MORE THAN 40% OF ANY CLASS OF CAPITAL STOCK OF THE CORPORATION; (B) NO EXCHANGE MEMBER, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS MAY OWN, DIRECTLY OR INDIRECTLY, OF RECORD OR BENEFICIALLY, SHARES OF STOCK OF THE CORPORATION CONSTITUTING MORE THAN 20% OF ANY CLASS OF CAPITAL STOCK OF THE CORPORATION; AND (C) NO PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, AT ANY TIME MAY, DIRECTLY, INDIRECTLY OR PURSUANT TO ANY VOTING TRUST, AGREEMENT, PLAN OR OTHER ARRANGEMENT, VOTE OR CAUSE THE VOTING OF SHARES OF THE CAPITAL STOCK OF THE CORPORATION OR GIVE ANY CONSENT OR PROXY WITH RESPECT TO SHARES REPRESENTING MORE THAN 20% OF THE VOTING POWER OF THE THEN ISSUED AND OUTSTANDING CAPITAL STOCK OF THE CORPORATION, NOR MAY ANY PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, ENTER INTO ANY AGREEMENT, PLAN OR OTHER ARRANGEMENT WITH ANY OTHER PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, UNDER CIRCUMSTANCES THAT WOULD RESULT IN THE SHARES OF CAPITAL STOCK OF THE CORPORATION THAT ARE SUBJECT TO SUCH AGREEMENT, PLAN OR OTHER ARRANGEMENT NOT BEING VOTED ON ANY MATTER OR MATTERS OR ANY PROXY RELATING THERETO BEING WITHHELD, WHERE THE EFFECT OF SUCH AGREEMENT, PLAN OR OTHER ARRANGEMENT WOULD BE TO ENABLE ANY PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, TO VOTE, POSSESS THE RIGHT TO VOTE OR CAUSE THE VOTING OF SHARES OF THE CAPITAL STOCK OF THE CORPORATION WHICH WOULD REPRESENT MORE THAN 20% OF SAID VOTING POWER. CAPITALIZED TERMS HAVE THE MEANINGS SET FORTH IN ARTICLE NINTH. ARTICLE NINTH ALSO PROVIDES, AMONG OTHER THINGS, FOR RESTRICTIONS ON ANY SALE, TRANSFER, ASSIGNMENT OR PLEDGE, THAT WOULD VIOLATE THE PROVISIONS OF ARTICLE NINTH AND FURTHER PROVIDES FOR THE RIGHT OF THE CORPORATION TO REDEEM SUCH SHARES TRANSFERRED OR VOTED IN VIOLATION OF ARTICLE NINTH. ANY ISSUANCE, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF ARTICLE NINTH OF THE CERTIFICATE OF INCORPORATION SHALL BE NULL AND VOID.

$46,100,000.00	July 30, 2021

Forty-Six Million One Hundred Thousand Dollars and 00/100

10% NOTE

FOR VALUE RECEIVED, MIAMI INTERNATIONAL HOLDINGS, INC. (the “Company”), hereby promise to pay to the order of Horizon Kinetics Equity Opportunities Fund –Class M (the “Holder”), or its registered assigns, the principal sum of Forty-Six Million One Hundred Thousand DOLLARS AND 00/100 ($46,100,000.00), and to pay interest from the date hereof on the outstanding principal sum at the rate of ten percent (10%) per annum, such interest to accrue from the date hereof. Interest shall be paid in arrears on a semi-annual basis commencing on January 2, 2022, and on each July 1st and January 2nd thereafter (each such date, an “Interest Payment Date”) until the Maturity Date (as defined below), at the option of the Holder, in cash or shares of the Company’s Common Stock at the Conversion Price (as defined below). In the event that an Interest Payment Date falls on a Saturday, Sunday or other U.S. banking holiday, such Interest Payment Date shall be deemed to fall on the immediately following business day. Any prepaid interest shall be nonrefundable in the event of early repayment.

All principal and accrued but unpaid interest under this Promissory Note (the “Note”) shall be due and payable on or before the three (3) year anniversary of the date of the Note (the “Maturity Date”).

This Note is an authorized issue of a 10% Note of the Company issued pursuant to a Note Purchase Agreement dated as of July 29, 2021 between the Company and the Holder (the “Note Purchase Agreement”). The Holder of this Note is entitled to the benefits of the Note Purchase Agreement and to enforce the agreements of the Company contained therein. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note Purchase Agreement. All monetary payments shall be paid in lawful money of the United States of America at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company.

1.            CONVERSION OF NOTE. Any and all principal and accrued but unpaid interest due under this Note shall be convertible at the option of the Holder into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a price of $9.00 per share until the Maturity Date.

2.            DEFAULT. The Company shall be in default under this Note upon the occurrence of any of the following events (“Event of Default”):

(a)            Failure to make any principal or interest payment required under this Note within three days of the date such payment is due;

(b)            Any material default, breach or misrepresentation under the terms and provisions of the Note Purchase Agreement that is not cured after 30 days written notice by Holder to the Company; or

(c)            An assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor’s relief law, or for any readjustment of indebtedness, composition or extension by the Company, or commenced against the Company which is not discharged within sixty (60) days.

3.            REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default:

(a)            specified in clause (c) of Section 2, then the Note shall be automatically accelerated and immediately due and payable at the option of Holder, without notice or demand;

(b)            specified in clauses (a) or (b) of Section 2, then the Holder may declare the Note immediately accelerated due and payable; and

(c)            the Holder shall have all of the rights and remedies, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.

4.            REGISTRATION RIGHTS. Any shares of Common Stock issuable upon conversion of this Note shall carry piggyback registration rights as set forth in Section 4 of the Note Purchase Agreement.

5.            Consent to CONVERSION Restrictions. Notwithstanding anything contained in this Note to the contrary, in no event shall the Holder be entitled to convert the Note for a number of Conversion Shares in excess of that number of Conversion Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock owned by the Holder, either alone or together with its Related Persons (as defined below), directly or indirectly, of record or beneficially, to exceed 19.99% of the outstanding shares of the Common Stock following such conversion. Upon the written request of the Holder, the Company shall promptly, but in no event later than five (5) business days following the receipt of such notice, confirm in writing to the Holder the number of shares of Common Stock then outstanding.

“Related Person” means with respect to any Person: (A) any “affiliate” of such Person (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (B) any other Person with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the capital stock of the Company; (C) in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or limited liability company, any general partner, managing member or manager of such Person, as applicable; (D) in the case of any Person that is a registered broker or dealer that has been admitted to membership in one or more national securities exchanges directly or indirectly controlled by the Company (each, a “Controlled National Securities Exchange”) (such Person, an “Exchange Member”), any Person that is associated with the Exchange Member (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act); (E) in the case of a Person that is a natural person and Exchange Member, any broker or dealer that is also an Exchange Member with which such Person is associated; (F) in the case of a Person that is a natural person, any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person or who is a director or officer of the Company or any of its parents or subsidiaries; (G) in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act) or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable; and (H) in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable.

6.            CHANGES; PARTIES. This Note can only be changed by an agreement in writing signed by the Company and the Holder. This Note shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and assigns.

7.            WAIVER OF PRESENTMENT. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8.            MAXIMUM RATE OF INTEREST. It is expressly stipulated and agreed to be the intent of the Company and Holder at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Holder to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by the Company results in the Company’s having paid any interest in excess of that permitted by law, then it is the Company’s and Holder’s express intent that all excess cash amounts theretofore collected by Holder be credited on the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to collect any unearned interest in the event of acceleration.

9.            NO IMPLIED WAIVER. No failure or delay on the part of Holder in exercising any right, power or privilege under this Note and no course of dealing between the Company and Holder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege Holder would otherwise have. No notice to, or demand on, the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

10.            GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW JERSEY WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.

11.            JURISDICTION AND VENUE. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW JERSEY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

11.            JURY TRIAL. THE COMPANY AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN THE COMPANY AND THE HOLDER, THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

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IN WITNESS WHEREOF, the Company has executed this Note as of the day and year set forth above.

MIAMI INTERNATIONAL HOLDINGS, INC.

By:	/s/ Thomas P. Gallagher
Thomas P. Gallagher
Chairman and Chief Executive Officer

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